Exhibit 99.1

Angeion Corporation 350 Oak Grove Parkway St. Paul, MN 55127 USA Telephone: (651) 484-4874 Facsimile: (651) 484-4826

FOR IMMEDIATE RELEASE

Contact:  Rodney A. Young, Chief Executive Officer and President, (651) 484-4874

Angeion Corporation Appoints John R. Baudhuin to Board of Directors

SAINT PAUL, MN (March 1, 2007) — Angeion Corporation (NASDAQ: ANGN) today announced the addition of John R. Baudhuin to its Board of Directors effective March 1, 2007.  He is the President and Chief Executive Officer of California-based Mad Dogg Athletics Inc., a private, global health and fitness company, specializing in group exercise and trainer education.  His appointment brings the total number of Angeion board members to six.

Baudhuin founded Mad Dogg Athletics, Inc. in 1994, and has guided the growth of its Spinning® brand exercise programs and related Spinner® products into a worldwide business. Today, Mad Dogg Athletics is the industry leader in equipment-based group exercise with over 150,000 certified instructors and 35,000 official Spinning facilities in 80 countries. Baudhuin received a Bachelor of Arts degree in economics from the University of California, Santa Barbara, and an MBA from Loyola Marymount University.  In addition to his expertise in the health and fitness industry, he brings a skill set of finance and certified public accounting.

“John’s extensive background in the health and fitness club industry, his broad international Spinning® instructor network, as well as his knowledge and commitment to metabolic training adds expertise specific to our New Leaf health and fitness business,” stated Arnold Angeloni, Chair of the Angeion Board of Directors.  “Additionally, his expertise in developing brands, establishing distribution channels and growing a health-related business into a worldwide presence is legendary, which will benefit Angeion’s overall growth strategy.”

“Angeion has made outstanding progress in the past year in terms of revenue growth, profitability and worldwide market penetration.  I am impressed with Angeion’s management team, technologies and products, market opportunities, and its future potential for continued success.  This is an excellent time to be joining Angeion’s Board and I look forward to working with the other directors and its senior executives,” commented Baudhuin.

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About Angeion Corporation

Founded in 1986, Angeion Corporation acquired Medical Graphics Corporation in December 1999.  Medical Graphics develops, manufactures and markets non-invasive cardiorespiratory diagnostic systems that are sold under the MedGraphics (www.medgraphics.com) and New Leaf (www.newleaffitness.com) brand and trade names.  These cardiorespiratory diagnostic systems have a wide range of applications in healthcare as well as health and fitness.  The Company’s products are sold internationally through distributors and in the United States through a direct sales force that targets heart and lung specialists located in hospitals, university-based medical centers, medical clinics and physicians’ offices, pharmaceutical companies, medical device manufacturers, clinical research organizations, health and fitness clubs, personal training studios, and other exercise facilities.  For more information about Angeion, visit www.angeion.com.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements by their nature involve substantial risks and uncertainties.  Our results may differ materially depending on a variety of factors, including: (i) Our ability to successfully operate our business including our ability to develop, improve, and update our cardiorespiratory diagnostic products, (ii) Our ability to effectively manufacture and ship our products in anticipated required quantities to meet customer demands, (iii) Our ability to successfully defend the Company from product liability claims related to our cardiorespiratory diagnostic products and claims associated with our prior cardiac stimulation products, (iv) Our ability to protect our intellectual property, (v) Our ability to develop and maintain an effective system of internal controls and procedures and disclosure controls and procedures, and (vi) Our dependence on third-party vendors.  Additional information with respect to the risks and uncertainties faced by the Company may be found in, and any prior discussion is qualified in its entirety by, the other risk factors that are described from time to time in Angeion’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-KSB for the year ended October 31, 2006, and subsequently filed reports.

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